EXHIBIT 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064


                                                                    May 20, 1999

Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611

Ladies and Gentlemen:

         We have acted as counsel for Playboy Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), of shares of the Company's Class B Common Stock, par value $.01 per share (the "Shares"), which registration is to be effected under Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (as amended, the "Registration Statement") filed today.

         We have examined those corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the legal capacity of all individuals who have executed any of the documents reviewed by us. In rendering our opinion set forth below, we have relied as to factual matters upon information obtained from the Company, its officers and representatives and public officials.

         Based on this examination, we are of the opinion that (a) the Company has the corporate power and authority under the General Corporation Law of the State of Delaware and under its Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws to issue the Shares, (b) the Shares are validly authorized, and (c) upon issuance in accordance with the plans under which the Shares are to be issued, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                 Very truly yours,


                                 /s/ Paul, Weiss, Rifkind, Wharton & Garrison
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                                 PAUL, WEISS, RIFKIND, WHARTON & GARRISON